EXHIBIT 99.1

Exponent Reports Third Quarter of Fiscal Year 2025 Financial Results

MENLO PARK, Calif., Oct. 30, 2025 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the third quarter of fiscal year 2025 ended October 3, 2025.

“Exponent delivered a strong third quarter, achieving double digit net revenue growth that reflects the strength of our diversified portfolio and our ability to deliver value across industries,” stated Dr. Catherine Corrigan, President and Chief Executive Officer. “Increasing demand for dispute-related work drove robust growth in reactive engagements across the energy, transportation, life sciences and construction sectors. Proactive engagements were led by risk management and asset integrity projects in the utilities sector and regulatory consulting in the chemical sector. While these were offset by lower activity in consumer electronics, we are encouraged by improving demand trends in this space as we enter the fourth quarter.

“As artificial intelligence is increasingly integrated into safety-critical systems, Exponent is helping clients navigate risk and innovate responsibly. From automotive and utilities to life sciences and consumer products, our teams are at the forefront of addressing the increasingly complex technical and human-machine challenges that accompany rapid technological change. As innovation accelerates, so does our differentiation, driven by a one-of-a-kind, integrated ecosystem of experts that is uniquely positioned to tackle complex challenges while capturing new opportunities for growth,” Dr. Corrigan continued.

Third Quarter Financial Results

Total revenues and revenues before reimbursements for the third quarter of 2025 increased 8% to $147.1 million and 10% to $137.1 million, respectively, as compared to $136.3 million and $125.1 million in the third quarter of 2024.

Net income increased to $28.0 million, or $0.55 per diluted share, in the third quarter of 2025, as compared to $26.0 million, or $0.50 per diluted share, in the same period of 2024. The tax benefit for the classification of tax adjustments associated with share-based awards was $0.1 million in the third quarter of 2025 as compared to $0.5 million in the third quarter of 2024. Inclusive of the tax benefit, Exponent’s consolidated tax rate was 27.4% in the third quarter, as compared to 27.5% for the same period in 2024.

EBITDA1 increased to $38.8 million, or 28.3% of revenues before reimbursements, in the third quarter of 2025, as compared to $35.8 million, or 28.6% of revenues before reimbursements in the third quarter of 2024.

Year to Date Financial Results

Total revenues and revenues before reimbursements for the first three quarters of 2025 increased 3% to $434.6 million and 3% to $407.4 million, respectively, as compared to $421.7 million and $394.7 million in the same period of 2024.

Net income decreased to $81.2 million, or $1.58 per diluted share, through the first three quarters of 2025, as compared to $85.4 million, or $1.66 per diluted share, in the same period of 2024. During the first three quarters of 2025, we realized a negative tax impact associated with share-based awards of $0.4 million, as compared to a positive benefit of $2.2 million during the same period one year ago. Inclusive of the tax impact associated with share-based awards, Exponent’s consolidated tax rate was 28.2% through the first three quarters of 2025, as compared to 26.4% for the same period last year.

EBITDA1 decreased to $113.4 million, or 27.8% of revenues before reimbursements, through the first three quarters of 2025, as compared to $115.8 million, or 29.3% of revenues before reimbursements, in the same period of 2024.

Through the first three quarters of 2025, Exponent paid $46.7 million in dividends, repurchased $72.7 million of common stock, and closed the period with $207.4 million in cash and cash equivalents.

In a separate press release today, Exponent announced its quarterly cash dividend of $0.30 to be paid on December 19, 2025 and reiterated its intent to continue to pay quarterly dividends. Additionally, our Board of Directors approved an increase in our current stock repurchase program of $100 million. This is in addition to the $21.6 million available for repurchase as of October 3, 2025.

Business Overview

Exponent’s engineering and other scientific segment represented 84% of the Company’s revenues before reimbursements in the third quarter and through the first three quarters of 2025. Revenues before reimbursements in this segment increased 10% in the third quarter and 3% through the first three quarters of 2025, as compared to the prior year period. Growth during the quarter was driven by demand for Exponent's risk management and asset integrity management services in the utilities industry and dispute-related services in the energy, automotive and medical device sectors.

Exponent’s environmental and health segment represented 16% of the Company’s revenues before reimbursements in the third quarter and through the first three quarters of 2024. Revenues before reimbursements in this segment increased 9% in the third quarter and 2% through the first three quarters of 2025, as compared to the prior year period. Growth in this segment was driven by increased regulatory consulting engagements in the chemicals industry.

Business Outlook

“We delivered strong financial performance during the third quarter of 2025 and are encouraged by the influx of new engagements and high-quality talent coming into the business. We are strategically increasing headcount to support growth while generating solid utilization and strong rate realization, reflecting our differentiation in the marketplace,” commented Richard Schlenker, Executive Vice President and Chief Financial Officer. “As we close out 2025, we are maintaining our revenue guidance and raising our margin guidance for the full year. Looking ahead, our conviction in Exponent’s long-term growth trajectory remains steadfast, as reflected in the Board of Directors’ recent approval to increase our share repurchase authorization.”

Exponent is returning to a 13-week fiscal fourth quarter in 2025, which poses a headwind for comparisons since Q4 of fiscal 2024 benefited from a 14th week. For the fourth quarter of fiscal 2025 as compared to the fourth quarter of fiscal 2024, Exponent anticipates:

  Revenues before reimbursements to grow in the low to mid-single digits (high single-digit to low double-digit growth when adjusted for the extra week during Q4 of 2024); and,
  EBITDA1 to be 26.0% to 27.0% of revenues before reimbursements.

Exponent is returning to a 52-week fiscal year in 2025, which poses a headwind for full-year comparisons since fiscal 2024 benefited from a 53rd week. For the full fiscal year 2025 as compared to fiscal year 2024, Exponent anticipates:

  Revenues before reimbursements to grow in the low single digits; and,
  EBITDA1 to be 27.4% to 27.65% of revenues before reimbursements.

“Rapid innovation is accelerating industry transformation as companies strive to compete, while expectations for safety, health, and the environment reach new heights and the consequences of failure intensify. Exponent is uniquely positioned to capitalize on these enduring and powerful trends, driving long-term growth and value creation for our stakeholders,” concluded Dr. Corrigan.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, Thursday, October 30, 2025, starting at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. The audio of the conference call is available by dialing (844) 481-2781 or (412) 317-0672. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent website, or by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 1587971#.

Use of non-GAAP Financial Measures 1

EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation, and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income, and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present, and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Exponent has provided its outlook regarding EBITDA as a percentage of revenues before reimbursements. The Company has not reconciled this non-GAAP financial measure to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided and the Company is unable to estimate with reasonable certainty the effect of these items without unreasonable effort. For example, the Company is unable to estimate with reasonable certainty the impact of equity awards on Exponent’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on Exponent’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

About Exponent

Exponent brings together 90+ technical disciplines and 950+ consultants to help our clients navigate the increasing complexity of more than a dozen industries, connecting decades of pioneering work in failure analysis to develop solutions for a safer, healthier, more sustainable world.

Exponent’s consultants deliver the highest value by leveraging multidisciplinary expertise and resources from across Exponent’s offices in North America, Asia, and Europe. Exponent’s consultants, laboratories, databases, and computing resources work seamlessly together around the globe, enabling us to produce the breakthrough insights needed to help multinational companies, startups, law firms, insurance companies, governments, and society respond to incidents and push their products and processes forward.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

Forward Looking Statements

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. When used in this document and in the documents incorporated herein by reference, the words “intend,” “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in generally applicable and industry-specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

Source: Exponent, Inc.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended October 3, 2025 and September 27, 2024
(unaudited)
(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2025	2024	2025	2024

Revenues
Revenues before reimbursements	$137,073	$125,085	$407,378	$394,726
Reimbursements	10,047	11,194	27,211	27,022

Revenues	147,120	136,279	434,589	421,748

Operating expenses
Compensation and related expenses	87,726	81,954	261,103	251,747
Other operating expenses	12,655	11,975	36,822	33,691
Reimbursable expenses	10,047	11,194	27,211	27,022
General and administrative expenses	7,654	5,309	18,806	16,984

	118,082	110,432	343,942	329,444

Operating income	29,038	25,847	90,647	92,304

Other income (expense), net
Interest income, net	2,312	2,559	7,370	7,416
Miscellaneous income (expense), net	7,267	7,531	15,175	16,322
	9,579	10,090	22,545	23,738

Income before income taxes	38,617	35,937	113,192	116,042

Income taxes	10,573	9,893	31,945	30,629

Net income	$28,044	$26,044	$81,247	$85,413

Net income per share:
Basic	$0.55	$0.51	$1.59	$1.67
Diluted	$0.55	$0.50	$1.58	$1.66

Shares used in per share computations:
Basic	50,872	51,177	51,113	51,098
Diluted	51,179	51,622	51,454	51,527

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
October 3, 2025 and January 3, 2025
(unaudited)
(in thousands)

	October 3,	January 3,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$207,380	$258,901
Accounts receivable, net	181,996	161,407
Prepaid expenses and other assets	27,410	26,573
Total current assets	416,786	446,881
Property, equipment and leasehold improvements, net	72,244	73,007
Operating lease right-of-use asset	73,312	75,248
Goodwill	8,607	8,607
Other assets	190,500	173,527
	$761,449	$777,270

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$26,453	$22,136
Accrued payroll and employee benefits	108,922	119,285
Deferred revenues	12,902	16,369
Operating lease liability	6,490	5,393
Total current liabilities	154,767	163,183
Other liabilities	127,713	116,935
Operating lease liability	76,108	76,084
Total liabilities	358,588	356,202

Stockholders' equity:
Common stock	66	66
Additional paid-in capital	367,010	345,689
Accumulated other comprehensive loss	(2,402)	(3,791)
Retained earnings	658,788	624,151
Treasury stock, at cost	(620,601)	(545,047)
Total stockholders' equity	402,861	421,068
	$761,449	$777,270

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended October 3, 2025 and September 27, 2024
(unaudited)
(in thousands)

	Quarter Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2025	2024	2025	2024

Net Income	$28,044	$26,044	$81,247	$85,413

Add back (subtract):

Income taxes	10,573	9,893	31,945	30,629
Interest income, net	(2,312)	(2,559)	(7,370)	(7,416)
Depreciation and amortization	2,532	2,389	7,544	7,199

EBITDA (1)	38,837	35,767	113,366	115,825

Stock-based compensation	5,341	5,465	18,767	18,382

EBITDAS (1)	$44,178	$41,232	$132,133	$134,207

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.